EXHIBIT 16.1


                           Larry O'Donnell, CPA, P.C.
Telephone (303) 745-4545                                2228 South Fraser Street
                                                        Unit 1
                                                        Aurora, Colorado 80014


                                                        March 21, 2005



U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Ladies and Gentlemen:

     I have read statements that I understand Equicap, Inc. will include under
Item 4.01 of the Form 8-K report it will file regarding the recent change of its auditors. I agree with such statements made regarding my firm. I have no basis to agree or disagree with other statements made under Item 4.01.


                                            Very truly yours,


                                            /s/  Larry O'Donnell, CPA, PC
                                            -----------------------------------
                                                 Larry O'Donnell, CPA, PC



cc: Equicap, Inc.